UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2013

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware	19807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, Richard Rimer, 48, was appointed Executive Vice President of the Registrant and signed a Consulting Agreement with the Registrant, which is effective as of August 1, 2013 (the “Rimer CA”). Mr. Rimer has served on the Registrant's Board of Directors since September 2006 and was appointed Vice Chairman of the Board effective January 1, 2012, a position he held until his appointment as Executive Vice President. He became a consultant to the Registrant in January 2012 and continues in that role under the Rimer CA. Mr. Rimer is a principal of Top Quartile Partners, an investment fund.  From 2001 to 2006, Mr. Rimer was a Partner at Index Ventures, a private investment company.  He formerly served on the boards of Direct Medica, a provider of marketing services to pharmaceutical companies, and Addex Pharmaceuticals, a pharmaceutical research and development company.  Prior to joining Index Ventures, Mr. Rimer was the co-founder of MediService, the leading direct service pharmacy in Switzerland and served as a consultant with McKinsey & Co. In addition to his consulting services for the Registrant, Mr. Rimer also serves as Chairman of the Registrant's GridSense and OmniMetrix subsidiaries and is on the Board of Directors of the Registrant's DSIT and USSI subsidiaries.

Under the Rimer CA, Mr. Rimer will receive a payment of $215,040 for services rendered by him during 2013 prior to the effective date of that agreement. He also was, or will be, reimbursed in the ordinary course of business for travel and other expenses he incurred on the Registrant's behalf during that time. The Rimer CA provides that Mr. Rimer will serve as Executive Vice President for an annualized fee of $368,640, payable in equal monthly installments of $30,720, and will continue to receive business-related expense reimbursements in accordance with company policies. The term of the Rimer CA expires on March 31, 2014 unless earlier terminated as therein provided. If Mr. Rimer’s engagement is terminated without cause or by him for good reason as specified, he is entitled to be paid the fees otherwise due him through the scheduled term end (i.e., $ 30,720 per month), plus a prorated bonus based on months worked , if earned. The Registrant is obligated to inform Mr. Rimer by January 1, 2014 whether the Compensation Committee has elected not to initiate negotiations with Mr. Rimer for continuation of consulting services or the terms of an employment relationship.

Mr. Rimer may earn a bonus up to $272,000 for the accomplishment of agreed-upon goals by December 31, 2013 as set by the Compensation Committee. The Compensation Committee will make its determination regarding any bonus award by January 31, 2014 and may make a prorated award based on a partial percentage of accomplishment. If the engagement is still in effect at January 1, 2014, Mr. Rimer will receive options to purchase shares of the Registrant's common stock with a Black-Scholes valuation of $200,000 and at an exercise price equal to the closing price on the NASDAQ Global Market as of the last trading day of 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of July, 2013.

ACORN ENERGY, INC.

By:	/s/Heather K. Mallard
Name:	Heather K. Mallard
Title:	Vice President, General Counsel & Secretary

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